EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CEO Nonqualified Stock Option Inducement Agreement of Athersys, Inc. of our report dated March 15, 2022, with respect to the consolidated financial statements of Athersys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP

Cleveland, Ohio
March 18, 2022